UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         TAITRON COMPONENTS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

           California                                     95-4249240
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

       28040 West Harrison Parkway
           Valencia, California                                   91355-4162
(Address of Principal Executive Offices)                          (Zip Code)

                            2005 Stock Incentive Plan
                            (Full Title of the Plans)

                                  Stewart Wang
                             Chief Executive Officer
                         Taitron Components Incorporated
                           28040 West Harrison Parkway
                         Valencia, California 91355-4162
                     (Name and Address of Agent for Service)

                                 (661) 257-6060
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                Scott Galer, Esq.
                         Stubbs Alderton & Markiles, LLP
                       15260 Ventura Boulevard, 20th Floor
                         Sherman Oaks, California 91403

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================
     Title of Each Class                       Proposed Maximum   Proposed Maximum
        of Securities           Amount To Be    Offering Price   Aggregate Offering      Amount Of
       To Be Registered         Registered (1)  Per Share (2)         Price (2)      Registration Fee
-----------------------------------------------------------------------------------------------------
Class A Common Stock, par
value $.001 per share........     1,000,000         $2.16           $2,160,000.00         $231.12
-----------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, on the basis of the average of the high and low traded prices per share of Class A Common Stock of the Registrant on June 5, 2006.

--------------------------------------------------------------------------------
Explanatory Note

This Registration Statement registers 1,000,000 shares of the Class A Common Stock, par value $0.001 per share, of Taitron Components Incorporated, a California corporation (the "Registrant"), to be issued pursuant to the 2005 Stock Incentive Plan.
--------------------------------------------------------------------------------


                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005;

      (b) The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2006; and

      (c) The description of the Registrant's common stock as set forth in its Form 8-A registration statement on file with the Commission, including any amendments or reports filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 204 of the General Corporation Law of the State of California (the "California Law") permits the limitation of the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders under certain conditions and subject to certain limitations.

      Section 317 of the California Law (i) permits indemnification of directors, officers, employees and other agents of the corporation under certain conditions and subject to certain limitations and (ii) provides that the corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees and other agents against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

      The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Law (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Law (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

      The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Law), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. Indemnity agreements have been entered into with four of our directors (Johnson Ku, Stewart Wang, Richard Chiang and Felix Sung) and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reasons of their status or service as directors or officers (other than liabilities resulting from willful misconduct of a culpable nature), and to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

      Section 317 of the California Coded and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration.

      Not applicable.

Item 8. Exhibits.

      The following exhibits are filed as part of this Registration Statement:

      Exhibit   Description
      -------   -----------
      4.1       Articles of Incorporation of Taitron Components Incorporated.(1)

      4.2       Bylaws of Taitron Components Incorporated. (1)

      5.1       Opinion of Stubbs Alderton & Markiles, LLP.

      23.1      Consent of Haskell & White LLP.

      23.4      Consent of Stubbs Alderton & Markiles, LLP (included in
                Exhibit 5.1).

      24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

      99.1      2005 Stock Incentive Plan.

      ----------
      (1) Filed previously as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on March 14, 1995 (File No. 33-90294-LA)

Item 9. Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Valencia, California, on this 9th day of June, 2006.

                            TAITRON COMPONENTS INCORPORATED
                            (Registrant)

                            By: /s/ Stewart Wang
                                ----------------
                                Stewart Wang
                                Chief Executive Officer, President, and
                                Chief Financial Officer
                                (Principal Executive and Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Stewart Wang as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature              Title                                       Date

/s/ Johnson Ku         Chairman of the Board                       June 9, 2006
--------------
Johnson Ku

/s/ Stewart Wang       Chief Executive Officer, President, Chief   June 9, 2006
----------------         Financial Officer and Director
Stewart Wang

/s/ Richard Chiang     Director                                    June 9, 2006
------------------
Richard Chiang

/s/ Craig Miller       Director                                    June 9, 2006
----------------
Craig Miller

/s/ Felix Sung         Director                                    June 9, 2006
--------------
Felix Sung

                                  EXHIBIT INDEX

Exhibit    Description
-------    -----------
4.1        Articles of Incorporation of Taitron Components Incorporated. (1)

4.2        Bylaws of Taitron Components Incorporated. (1)

5.1        Opinion of Stubbs Alderton & Markiles, LLP.

23.1       Consent of Haskell & White LLP.

23.4       Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

99.1       2005 Stock Incentive Plan.

----------
(1) Filed previously as an exhibit to the Registrant's Form SB-2 filed with the Securities and Exchange Commission on March 14, 1995 (File No. 33-90294-LA)